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                                                                    Exhibit 10.2


                             SHAREHOLDER AGREEMENT


     AGREEMENT, dated as of March __, 2000, by and among RMI.NET, Inc., a Delaware corporation ("Parent"), Internet Communications Corporation, a Colorado corporation (the "Company"), and Interwest Group, Inc., a Colorado corporation ("Interwest").

                                   RECITALS

     A. Simultaneously with the execution of this Agreement, Parent, Internet Acquisition Corporation, a Colorado corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"); and

     B. As an inducement and a condition to entering into the Merger Agreement, Parent has required that Interwest agree, and Interwest has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

               (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person includes securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

               (b) "Existing Shares" means shares of Company Common Stock and Company Preferred Stock Beneficially Owned by Interwest as of the date hereof.

               (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Interwest in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up,
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recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

          2. Disclosure. Interwest hereby agrees to permit the Company and Parent to publish and disclose in the Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Interwest's identity and ownership of Company Common Stock and Company Preferred Stock and the nature of Interwest's commitments, arrangements and understandings under this Agreement. Parent will provide Interwest with a copy of any proposed disclosure and will provide Interwest with a reasonable opportunity to comment thereon.

          3. Voting of Securities Prior to Effective Time. Interwest hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) the date that the Merger Agreement is terminated, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock or Company Preferred Stock, however called, or in connection with any written consent of the holders of Company Common Stock or Company Preferred Stock, Interwest will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities (x) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (y) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (z) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions: (i) any Takeover Proposal or Superior Transaction, (ii) any change in a majority of the persons who constitute the Board of Directors of the Company; (iii) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company or its Subsidiaries; (iv) any amendment of the Company's Certificate of Incorporation or By-laws; (v) any other change in the Company's corporate structure or business; or (vi) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Interwest may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 3.

          4.   Subsequent Actions by Interwest.

               (a) Following the Effective Time, for so long as Interwest holds or Beneficially Owns any Parent Common Stock, at any meeting (whether annual or special or whether or not an adjourned or postponed meeting of the holders of Parent Common Stock) or in connection with any written consent of the holders of Parent Common Stock, Interwest will vote or consent (or cause to be voted or consented) all shares of Parent Common Stock howsoever

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acquired then held or Beneficially Owned by Interwest (or any affiliates of
Interwest) as directed by a majority of the Board of Directors of Parent.

               (b) If the Merger Agreement is terminated or the Merger is not consummated for any reason other than termination of the Merger Agreement by Parent, termination of the Merger Agreement by the Company pursuant to Section 7.1(a)(iii) or a material breach by Parent, and a Takeover Proposal or a Superior Transaction with any other party is consummated during the 12 months following the Termination Date, with respect to Securities for which Interwest receives consideration pursuant to the Takeover Proposal or Superior Transaction, Interwest will, subject to Section 4(d) below, immediately upon the receipt thereof pay to Parent an amount in cash (if positive) (the "Differential Amount") equal to (i) the excess of the net pre-tax proceeds received by Interwest with respect to the Securities over the net pre-tax proceeds Interwest would have received with respect to such Securities if the Merger had been consummated, including any shares of Company Common Stock into or for which any Securities are convertible, exchangeable or exercisable, of Interwest (such Securities, the "Subject Shares") in such transaction, or in any sale of any Subject Shares to a third party that was initiated by Interwest, directly or indirectly, within 12 months after the Termination Date plus (ii) the product of
(A) $1.00 (the "Share Value"), subject to adjustment as set forth in Section 4(e) below, times (B) the number of Subject Shares.

               (c) If the Merger Agreement is terminated or the Merger is not consummated as a result of a material breach by Parent, and a Takeover Proposal or a Superior Transaction with any other party is consummated during the six months following the Termination Date, with respect to Securities for which Interwest receives consideration pursuant to the Takeover Proposal or Superior Transaction, Interwest will, subject to Section 4(d) below, immediately upon the receipt thereof pay to Parent an amount in cash (if positive) equal to the Differential Amount, calculated as described in Section 4(b) above with respect to the Subject Shares in such transaction, or in any sale of any Subject Shares to a third party that was initiated by Interwest, directly or indirectly, within six months after the Termination Date.

               (d) If a Differential Amount is payable pursuant to Section 4(b) or 4(c) hereof and Interwest receives any non-cash consideration in the Takeover Proposal or Superior Transaction as part of the net proceeds ("Other Consideration") that consists of securities listed on a national securities exchange or the Nasdaq National Market ("Marketable Securities"), Interwest shall deliver immediately to Parent an amount of Marketable Securities whose aggregate value, calculated on the basis of the closing price for such Marketable Securities on the exchange where such Marketable Securities are listed, equals the Differential Amount. To the extent the Other Consideration consists of non-Marketable Securities or other assets, such Other Consideration will be held by Interwest until Interwest shall have sold or otherwise disposed of such Other Consideration for cash or Marketable Securities, or has otherwise actually realized value, directly or indirectly, from such sale or disposition, at which time the Differential Amount, to the extent not previously paid, will be immediately paid to Parent in cash or such Marketable Securities.

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               (e)  The Share Value used in Section 4(b) or 4(c) above shall be adjusted as appropriate and equitable to reflect any reorganization, recapitalization, stock dividend or split, or combination or other change in the Company's capital structure after the date hereof.

          5. Covenants. Representations and Warranties of Interwest. Interwest hereby represents and warrants to, and agrees with, Parent as follows:

               (a) Ownership of Shares. Interwest is the sole record and beneficial owner of Existing Shares consisting of 3,014,312 shares of Company Common Stock and all of the issued and outstanding shares of Company Preferred Stock, consisting of 50,000 shares of preferred stock designated as Series A Preferred and 19,000 shares of preferred stock designated as Series B Preferred. On the date hereof, the Existing Shares constitute all of the Shares owned of record or beneficially owned by Interwest. Interwest has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Agreement.

               (b) Organization. Interwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Interwest of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by the Board of Directors of Interwest and no other corporate proceedings on the part of Interwest are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Interwest.

               (c) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Interwest and constitutes a valid and binding agreement enforceable against Interwest in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (d) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by Interwest and the consummation by Interwest of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Interwest, the consummation by Interwest of the transaction contemplated hereby or compliance by Interwest with any of the provisions hereof will (x) conflict with or result in any breach of the organizational documents of Interwest, (y)

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result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Interwest is a party or by which Interwest or any of their properties or assets may be bound, or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Interwest or any of its properties or assets.

               (e) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 3 and 4 hereof, the Existing Shares at all times during the term hereof will be beneficially owned by Interwest, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

               (f) Finder's Fees. Other than as contemplated by the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interwest.

               (g) No Solicitation. During the term of this Agreement, Interwest shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Takeover Proposal, or negotiate or otherwise engage in discussions with any person (other than Parent, Sub or their respective directors, officers, employees, agents or representatives) with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Takeover Proposal.

               (h) Restriction on Transfer, Proxies and Non-Interference Prior to Effective Date. Interwest will not, directly or indirectly, prior to the Effective Date or the Termination Date, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Securities or any interest therein except as provided in Section 4(b); (ii) grant any proxies or powers of attorney, deposit the Securities into a voting trust or enter into a voting agreement with respect to the Securities; or (iii) take any action that would make any representation or warranty of Interwest contained herein untrue or incorrect or would result in a breach by Interwest of its obligations under this Agreement.

               (i) Restriction on Transfer Following the Effective Date. Interwest will not, directly or indirectly, for the one year period commencing on the Effective Date, offer

                                       5
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for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Parent Common Stock received by it in the Merger or any interest therein, except that Interwest shall have the right during such one-year period, without Parent's prior written consent, to sell up to and including:

               (i) 200,000 shares of Parent Common Stock (or such greater number of shares as provided in clause (iii) below) if (x) the average of the daily closing prices per share of Parent Common Stock on the Nasdaq National Market for each of any 15 consecutive trading days prior to any such sale is greater than or equal to 150% of the RMI Share Price (as defined below) and (y) the sale price for such sale is greater than or equal to 150% of the RMI Share Price;

               (ii) an additional 100,000 shares of Parent Common Stock (or such greater number of shares as provided in clause (iii) below) if
          (x) the average of the daily closing prices per share of Parent Common Stock on the Nasdaq National Market for each of any 15 consecutive trading days prior to any such sale is greater than or equal to 200% of the RMI Share Price and (y) the sale price for such sale is greater than or equal to 200% of the RMI Share Price;

               (iii) in the event that the aggregate amount of the Controlling Shareholder Loan at the Effective Time exceeds the Maximum Amount, the number of shares permitted to be sold pursuant to clauses (i) and (ii) above shall be increased by an amount equal to such share number (200,000 and 100,000, respectively) multiplied by the actual amount of the Controlling Shareholder Loan at the Effective time and divided by the Maximum Amount; and

               (iv) notwithstanding anything to the contrary herein, during the one-year period commencing on the Effective Date, Interwest shall not at any time sell shares of Parent Common Stock in amounts in excess of five percent of the average daily trading volume of Parent Common Stock on the Nasdaq National Market for the five consecutive trading days prior to the date of any such sale.

The "RMI Share Price" means the average of the daily closing price per share of Parent Common Stock on the Nasdaq National Market for the 15 consecutive trading days ending on the trading day that is one day prior to the date hereof.

               (j) Reliance by Parent. Interwest understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Interwest's execution and delivery of this Agreement.

               (k) Furtherance of Parent's Observer Rights. Interwest will cooperate fully, and take all actions reasonably requested by Parent, to ensure that the provisions of Section 4.10 of the Merger Agreement are fully complied with.

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               (l)  Further Assurances. From time to time, at Parent's request and without further consideration, Interwest will execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          6. Representations and Warranties of Parent. Parent hereby represents and warrants to Interwest and the Company as follows:

               (a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Parent.

               (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will (x) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or any of their respective properties or assets.

               (d) No Finder's Fee. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or

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commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

               (e) Registration Rights. Upon the Closing contemplated by the Merger Agreement, Parent will enter into a Registration Rights Agreement with Interwest in the form of Exhibit A hereto.

          7.   Stop Transfer; Legend.

               (a) Interwest agrees with and covenants to Parent that Interwest will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

               (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock or Company Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like other than pursuant to the Merger, the terms "Shares" and "Securities" will be deemed to refer to and include the shares of Company Common Stock or Company Preferred Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

               (c) Interwest will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required thereon:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A SHAREHOLDER AGREEMENT, DATED AS OF MARCH __, 2000, BY
          RMI.NET, INC., INTERNET COMMUNICATIONS CORPORATION AND
          INTERWEST GROUP, INC.

          8.   Termination. This Agreement will terminate upon the earlier of
(i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, except that the covenants and agreements set forth in Sections 4(b) through 4(e) hereof will survive any termination of this Agreement for the terms specified therein and the terms of Sections 4(a) and 5(i) will survive the consummation of the Merger.

          9.   Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other

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prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               (b) Binding Agreement. Interwest agrees that this Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person or entity to which legal or beneficial ownership of such Securities shall pass, whether by operation of law or otherwise, including without limitation, Interwest's successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding the foregoing, this Agreement will not apply to any transferee of Interwest that is not an affiliate controlled by Interwest provided that such transferee becomes such in a transaction not in breach of this Agreement.

               (c) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment will relieve Parent from any of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               (d) Amendment and Modification. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

               (e) Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

          If to Interwest:

                    Interwest Group, Inc.
                    2400 Anaconda Tower
                    555 Seventeenth Street
                    Denver, Colorado 80202
                    Attention: President
                    Facsimile No.: (303) 299-1333

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                    with a copy to:

                    Hogan & Hartson, L.L.P.
                    One Tabor Center
                    1200 Seventeenth Street, Suite 1500
                    Denver, Colorado 80202
                    Attention:  Steven A. Cohen, Esq.
                    Facsimile No.: (303) 899-7333

          If to the Company:

                    Internet Communications Corporation
                    7100 East Bellview Avenue, Suite 201
                    Greenwood Village, Colorado 80111
                    Attention: President
                    Facsimile No.: (303) 770-2706

                    with a copy to:

                    Hogan & Hartson, L.L.P.
                    One Tabor Center
                    1200 Seventeenth Street, Suite 1500
                    Denver, Colorado 80202
                    Attention: Steven A. Cohen, Esq.
                    Facsimile No.: (303) 899-7333

          If to Parent:

                    RMI.NET, Inc.
                    988 18/th/ Street, Suite 2201
                    Denver, Colorado  80202
                    Attention: Christopher J. Melcher, Vice President & General
                               Counsel
                    Facsimile No.:  (303) 313-0821

                    with a copy to:

                    Otten, Johnson, Robinson, Neff & Ragonetti, P.C. 950 17/th/ Street, Suite 1600
                    Denver, Colorado 80202
                    Attention:  Neil M. Goff, Esq.
                    Facsimile No.: (303) 825-6525

                    Brownstein, Hyatt & Farber, P.C.
                    410 17/th/ Street, 22/nd/ Floor
                    Denver, Colorado 80202
                    Attention: Jeffrey M. Knetsch, Esq.
                    Facsimile No.: (303) 223-1111

               (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

               (g) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

               (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               (i) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               (j) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

               (k) Description Headings. The description headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

               (l) Counterparts. This Agreement may be executed in counterparts, each of which will be considered one and the same agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, Parent, the Company and Interwest have caused this Agreement to be duly executed as of the day and year first above written.

                              RMI.NET, INC., a Delaware Corporation

                              By:   /s/ Douglas Hanson
                                    __________________________________________
                                    Name:
                                    Title:




                              INTERNET COMMUNICATIONS CORPORATION, a Colorado Corporation

                              By:   /s/ Tom Galley
                                    __________________________________________
                                    Name:  Tom Galley
                                    Title: President


                              INTERWEST GROUP, INC., a Colorado
                              Corporation



                              By:   /s/ Clifford Hickey
                                    __________________________________________
                                    Name:
                                    Title:

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